UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2006

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Steven A. Denning has notified SRA International, Inc. (the “Company”) that he will resign from the Board of Directors (the “Board”) of the Company, effective September 1, 2006. Mr. Denning has been a director since 2002 and has served on the Governance and Compensation Committees of the Board.

On August 17, 2006, the Company’s Board of Directors appointed Larry R. Ellis (U.S. Army, Retired) to the Board, effective September 1, 2006, to fill the vacancy resulting from the resignation of Mr. Denning. General Ellis will serve as a member of the Compensation Committee. The Board determined that General Ellis qualifies as an “independent director” within the meaning of Section 303A of the New York Stock Exchange listing standards. There were no arrangements or understandings pursuant to which General Ellis was appointed as a director, and there are no related party transactions between the Company and General Ellis.

A copy of the press release, dated August 23, 2006, announcing the appointment of General Ellis to the Board of Directors is attached hereto as Exhibit 99.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated August 23, 2006, announcing the appointment of General Larry R. Ellis to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: August 23, 2006	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Executive Vice President, Chief Financial Officer and Chief of Finance and Administration